Exhibit 10.5

ESCROW AGREEMENT

This Escrow Agreement (this “Escrow Agreement”) is dated as of this 19th day of November, 2018, by and among I-AM Capital Acquisition Company, a Delaware corporation (the “Company”), Shripal Morakhia (“Morakhia”) and Ellenoff Grossman & Schole LLP, as escrow agent (“Escrow Agent”). The Company, Morakhia and the Escrow Agent are sometimes individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS, on May 3, 2018, the Company entered into a share subscription agreement (as amended, the “Subscription Agreement”), with Smaaash Entertainment Private Limited, a private limited company incorporated under the laws of India (“Smaaash”), Morakhia, and AHA Holdings Private Limited (“AHA Holdings”, and together with Morakhia, the “Smaaash Founders”), pursuant to which the Company agreed to contribute cash to Smaaash in exchange for newly issued equity shares of Smaaash (the “Transaction”);

WHEREAS, pursuant to the Subscription Agreement, the Smaaash Founders agreed that within six (6) months following the closing of the Transaction, they shall transfer all of their ownership interest in Smaaash (representing 33.6% of the share capital of Smaaash on a fully diluted basis as of June 22, 2018) (the “Additional Smaaash Shares”) to the Company in exchange for newly issued shares of common stock of the Company (the “New Company Shares”) in an amount which would enable the Smaaash Founders to retain their 33.6% ownership interest in Smaaash indirectly through their interest in the Company;

WHEREAS, the Subscription Agreement further provides that the Company shall issue an aggregate of 2,000,000 shares of its common stock, upon the closing of the Transaction to the Smaaash Founders as an upfront portion of the New Company Shares (the “Upfront I-AM Shares”). The Subscription Agreement provides that the Upfront I-AM Shares will be held in escrow and shall be either, (i) if the Additional Smaaash Shares are not transferred in full to the Company within the designated six-month period, cancelled, or (ii) if the Additional Smaaash Shares are transferred in full to the Company within the designated six-month period, released from escrow and the number of Upfront I-AM Shares shall be deducted from the New Company Shares that will be issued to the Smaaash Founders upon the delivery of the Additional Smaaash Shares; and

WHEREAS, each of the Company and Morakhia (on behalf of himself and the other Smaaash Founder) have requested that Ellenoff Grossman & Schole LLP act as the escrow agent.

NOW THEREFORE, the Parties hereto agree as follows:

1.	Defined Terms.

All terms not otherwise defined herein shall have the meaning ascribed to such terms in the Subscription Agreement.

2.	Establishment of Escrow; Delivery of the UpFront I-AM Shares.

(a)          Each of the Company and Morakhia hereby request, and the Escrow Agent hereby accepts, that the Escrow Agent shall serve as an escrow agent for the Upfront I-AM Shares.

(b)          The Company and Morakhia hereby deposit with the Escrow Agent, Stock Certificate No._____, representing the 2,000,000 Upfront I-AM Shares issued in the name of Shripal Morakhia (the “Escrow Certificate”), to be held in escrow by Escrow Agent in accordance with the terms hereof. The Escrow Agent hereby acknowledges receipt of the Escrow Certificate.

3.            Release of the Escrow Certificate. The Escrow Certificate shall be released by the Escrow Agent to Morakhia upon Escrow Agent’s receipt of written certification from the Company that it has received from Smaaash all of the Additional Smaaash Shares.

4.            Acceptance by the Escrow Agent. The Escrow Agent hereby accepts and agrees to perform its obligations hereunder, provided that:

(a)          Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that any person who has been designated by the Company or Morakhia to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company or Morakhia are set forth on Schedule A, which is attached hereto and made a part hereof.

(b)          Escrow Agent may act relative hereto in reliance upon advice of counsel in reference to any matter connected herewith. The Escrow Agent shall not be liable for any mistake of fact or error of judgment or law, or for any acts or omissions of any kind, unless caused by its willful misconduct or gross negligence.

(c)          The Company and Morakhia, jointly and severally, agree to indemnify and hold the Escrow Agent harmless from and against any and all claims, losses, costs, liabilities, damages, suits, demands, judgments or expenses (including but not limited to attorney’s fees) claimed against or incurred by Escrow Agent arising out of or related, directly or indirectly, to this Escrow Agreement.

(d)          In the event that an Escrow Agent shall be uncertain as to its duties or rights hereunder, the Escrow Agent shall be entitled to (i) refrain from taking any action other than to keep safely the Escrow Certificate until they shall be directed otherwise by a court of competent jurisdiction, or (ii) deliver the Escrow Certificate to a court of competent jurisdiction.

(e)          The provisions of this Section 4 shall survive the expiration or termination of this Escrow Agreement.

5.	Resignation and Termination of the Escrow Agent.

The Escrow Agent may resign at any time by giving 30 days’ written notice of such resignation to the Company and Morakhia. Upon providing such notice, the Escrow Agent shall have no further obligation hereunder except to hold the Escrow Certificate which it has received as of the date on which it provided the notice of resignation as depositary. In such event, the resigning Escrow Agent shall not take any action until the Company and Morakhia have designated a banking corporation, trust company, attorney or other person as successor. Upon receipt of such written instructions signed by the Company and Morakhia, the Escrow Agent shall promptly deliver the Escrow Certificate to such successor and shall thereafter have no further obligations hereunder.

6.          All notices and other communications hereunder shall be in writing and shall be deemed sufficiently given if delivered: (i) by hand against receipt or sent by prepaid, registered mail or (ii) by email transmission (with confirmation of receipt), or (iii) by overnight courier service, and addressed as follows:

To the Company:

I-AM Capital Acquisition Company
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: F. Jacob Cherian
Email: fjc@i-amcapital.com

To Escrow Agent:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Barry I. Grossman, Esq.
Email: bigrossman@egsllp.com

To: Morakhia:

Shripal Morakhia
2nd Floor, Trade View Building, Oasis Complex,
PB Marg, Lower Parel, Mumbai 400013,
Maharashtra
Email: shripal@smaaash.in

or to such other address as any Party may from time to time designate by notice to the other Parties, and any notice or other communication given hereunder shall be effective upon receipt.

7.          This Escrow Agreement shall be governed by the laws of the State of New York applicable to contracts made and to be entirely performed within such State and without regard to the conflicts of laws principles thereof.

8.          This Escrow Agreement may be executed in one or more counterparts and by facsimile transmission, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The provisions contained in this Escrow Agreement shall be binding upon and shall inure to the benefit of each Party hereto and its representatives, heirs, successors and assigns. This Escrow Agreement constitutes the entire agreement among the Parties hereto concerning the subject matter hereof. No amendment, change, or variance from this Escrow Agreement shall be binding on any Party unless mutually agreed to by the Parties and executed by their authorized officers or agents in writing.

9.          Morakhia acknowledge that: (i) he has been advised that the Escrow Agent serves as counsel to the Company and (ii) each of the Company and Morakhia waives any conflict of interest. Further, Morakhia acknowledges and agrees that the Escrow Agent is serving as Escrow Agent as an accommodation to him and at this request and he has been advised to obtain this own counsel in connection with this Escrow Agreement.

Now therefore, intending to be bound, the parties have duly executed this Escrow Agreement as of the date above written.

I-AM CAPITAL ACQUISITION COMPANY

By:
Name:
Title:

ELLENOFF GROSSMAN & SCHOLE LLP

By:
Name:
Title:

/s/ Shripal Morakhia

Shripal Morakhia, individually and on behalf of AHA Holdings Private Limited

Schedule A

The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company, Morhakia, or AHA Holdings, as applicable.

The Company

Name	True Signature

F. Jacob Cherian

Suhel Kanuaga

Morakhia or AHA Holdings

Shripal Morakhia